Exhibit 5.1


                [Cleary, Gottlieb, Steen and Hamilton letterhead]




                                                              May 10, 2001


J. Crew Group, Inc.
770 Broadway
New York, NY 10003

Dear Sirs:

                  J. Crew Group, Inc., a New York corporation (the "Company"), has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on May 10, 2001. The Company shall register on the Registration Statement an aggregate of 1,910,000 of its common stock (the "Shares"), par value $0.01 per share, issuable upon exercise of stock options granted under the Company's 1997 Stock Option Plan (the "Plan").

                  We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction of such corporate records, documents, certificates, agreements or other instruments and representations of public officials, officers and representatives of the Company and such other persons, and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below. We have further received a letter dated May 10, 2001, from Barbara Eisenberg, General Counsel of the Company, representing to us that the Company has available for issuance a sufficient number of authorized Shares to deliver 1,910,000 Shares pursuant to the exercise of options under the Plan, and are relying on such representation to render the opinions expressed below.

                  Based on the foregoing, we are of the opinion that the Shares of the Company issuable pursuant to the Plan are duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rule and regulations of the Commission promulgated thereunder.

                                     Very truly yours,

                                     CLEARY, GOTTLIEB, STEEN & HAMILTON


                                     By: /s/ Arthur H. Kohn
                                         ---------------------------------
                                                 Arthur H. Kohn